UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2019

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 1000 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On April 6, 2019, the Compensation Committee of the Board of Directors of Adamas Pharmaceuticals, Inc. (the “Company”) approved 2019 annual base salaries, 2018 cash bonuses, and equity awards for the Company’s executive officers (each an “Executive”), as set forth below.

2019 Annual Base Salaries and 2018 Cash Bonuses
Approved the following 2019 annual base salaries, to be effective January 1, 2019, and the cash bonuses for performance in 2018, for the Executives listed below:

Name	Title	2019 Annual Base Salary	2018 Cash Bonus
Gregory T. Went, Ph.D.	President and Chief Executive Officer	550,000	260,200
Alfred G. Merriweather	Chief Financial Officer	430,000	180,600
Rajiv Patni	Chief Medical Officer	441,000	200,600
Jennifer J. Rhodes	Chief Business Officer and General Counsel	424,000	193,000

Equity Awards
Approved the following grants of stock options to purchase shares of the Company’s common stock, and restricted stock units (“RSUs”), pursuant to the Company’s 2014 Equity Incentive Plan, for the Executives listed below:

Name	Title	Stock Options	RSUs
Gregory T. Went, Ph.D.	President and Chief Executive Officer	112,500	56,250
Alfred G. Merriweather	Chief Financial Officer	50,000	25,000
Rajiv Patni	Chief Medical Officer	60,000	30,000
Jennifer J. Rhodes	Chief Business Officer and General Counsel	60,000	30,000

The stock options granted to each Executive has an exercise price equal to $6.81, the closing price of the Company’s common stock on the date of grant, and vest in equal monthly installments over four years. The RSUs vest with respect to 25% on each of the first, second, third, and fourth annual anniversaries of March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	April 10, 2019	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
Chief Business Officer and General Counsel